SCHEDULE 14A
                    Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-12

                          Quest Minerals & Mining Corp.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)    Title of each class of securities to which transaction applies:

         2)    Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined.):

               _________________________________________________________________
         4)    Proposed maximum aggregate value of transaction:

               _________________________________________________________________

         5)    Total Fee Paid: _________________________________________________

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)    Amount Previously Paid:

                     _____________________________________________
               2)    Form, Schedule or Registration Statement No.:

                     _____________________________________________
               3)    Filing Party:

                     _____________________________________________
               4)    Dated Filed

                     _____________________________________________

                          QUEST MINERALS & MINING CORP.

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON FRIDAY, FEBRUARY 9, 2007

         You are cordially invited to attend our special meeting of stockholders, which will be held on Friday, February 9, 2007, at 10:00 a.m. at the law firm of Spectrum Law Group, LLP, 1900 Main Street, Suite 125, Irvine, California. At the special meeting, you will be asked to consider and vote upon the following proposals, all of which are more fully described in the accompanying proxy statement:

         1. An amendment to our articles of incorporation to increase the number of shares of common stock that we are authorized to issue from 250,000,000 to 975,000,000.

         2. An amendment to our articles of incorporation authorizing our board of directors to effectuate a stock split or reverse stock split without stockholder approval.

         3. A resolution authorizing our directors to change the company's name to a name to be determined by the board of directors.

         Only stockholders of record at the close of business on January 17, 2007 are entitled to vote at our special meeting. A list of stockholders entitled to vote will be available for examination for ten days prior to the special meeting, between the hours of 9:00 a.m. and 4:00 p.m., at the offices of Spectrum Law Group, LLP, 1900 Main Street, Suite 125, Irvine, California 92614.

         Your vote is important. We urge you to sign and return your proxy before the special meeting so that your shares will be represented and voted at the special meeting, even if you cannot attend.

         This proxy statement and the proxy card are being distributed on or about January 29, 2007.

                                        By Order of the Board of Directors,



                                        EUGENE CHIARAMONTE, JR.
                                        President and Secretary

                          QUEST MINERALS & MINING CORP.

                                 PROXY STATEMENT

                                TABLE OF CONTENTS

                                                                                                          Page
                                                                                                         -------
About the Solicitation                                                                                      2
The Proposals                                                                                               6
            Proposal 1 - Amendment to the Articles of Incorporation to Increase the Authorized
            Number of Shares of Common Stock to 975,000,000                                                 6
            Proposal 2 - Amendment to the Articles of Incorporation to Authorize the Board of
            Directors to Effectuate a Stock Split or Reverse Stock Split without Stockholder
            Approval                                                                                        8
            Proposal 3 -Authorization to the Board of Directors to Change our Name to a Name
            to be determined by the Board of Directors                                                      9
Security Ownership of Certain Beneficial Owners and Management                                             10
Address of Principal Executive Officer                                                                     10
Stockholder Proposals for Next Year's Annual Meeting                                                       10
Other Matters                                                                                              11

Exhibit A - Articles of Amendment to Articles of Incorporation                                            A-1

                             ABOUT THE SOLICITATION

SOLICITATION OF PROXIES AND ACCEPTANCES

         This proxy statement is furnished in connection with our solicitation of proxies to be voted at the special meeting.

         You must complete and return the enclosed proxy in order to vote for or against the proposals. Our board of directors recommends a vote "FOR" each of the proposals.

         Whether or not you are able to attend the special meeting, your vote by proxy is very important. Stockholders are encouraged to mark, sign, and date the enclosed proxy and mail it promptly in the enclosed return envelope marked "Proxy."

         Proxies are being solicited by and on behalf of our board of directors. We will bear all expenses of this solicitation, including the cost of preparing and mailing this proxy statement. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers, and employees in person or by telephone, telegram, or other means of communication. Such directors, officers, and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with custodians, nominees, and fiduciaries for forwarding of proxy solicitation material to beneficial owners of our common stock held of record by such persons, and we may reimburse such custodians, nominees, and fiduciaries for reasonable expenses incurred in connection therewith.

RECORD DATE

         The record date for purposes of determining which stockholders may vote at the special meeting is the close of business on January 17, 2007. On the record date, there were 239,043,966 shares of our common stock outstanding, 453,000 shares of our Series A Preferred Stock outstanding, 48,284 shares of our Series B Preferred Stock outstanding, and 260,000 shares of our Series C Preferred Stock outstanding. Holders of our common stock are entitled to one vote per share of common stock held. Holders of our Series A Preferred Stock are not entitled to vote. Holders of our Series B Preferred Stock are entitled to
10.355 votes per share of Series B Preferred Stock held. The number of votes of each Series C Preferred Stock holder is entitled to is determined by multiplying
(a) the number of shares of Series C Preferred Stock held by the holder, (b) the number of issued and outstanding shares of our common stock, as of the record date for the vote, or, if no such record date is established, as of the date such vote is taken or any written consent of stockholders is solicited, and (c)
0.000008. For the actions described herein, all holders of our capital stock vote together as a single class. Accordingly, there are 736,755,396 votes outstanding voting together as a single class.

DATE, TIME AND PLACE OF SPECIAL MEETING

         The special meeting will be held on Friday, February 9, 2007 at 10:00 a.m., California time, at the offices of Spectrum Law Group, LLP, 1900 Main Street, Irvine, California.

PURPOSE OF SPECIAL MEETING

         The purpose of the Special Meeting is to consider and vote on the following:

         1. An amendment to our articles of incorporation to increase the number of shares of common stock we are authorized to issue from 250,000,000 to 975,000,000.

         2. An amendment to our articles of incorporation authorizing our board of directors to effectuate a stock split or reverse stock split without stockholder approval.

         3. A resolution authorizing our directors to change the company's name to a name to be determined by the board of directors.

VOTING OF PROXIES

         All shares represented by a properly executed proxy will be voted at the special meeting in accordance with the directions on such proxy. If no direction is indicated on a properly executed proxy, the shares covered thereby will be voted in favor of each proposal.

VOTING RIGHTS; QUORUM

         Shares representing a majority of the total outstanding votes, whether present or represented by proxy, constitute a quorum. If you vote or return a proxy, your shares will be considered part of the quorum.

         Assuming a quorum of stockholders is present at the special meeting, the affirmative vote of a majority of all votes cast is needed to approve the increase in the number of authorized shares of common stock, the amendment to the articles of incorporation authorizing the board of directors to effectuate a stock split or reverse stock split without stockholder approval, and the authorization of the board of directors to change the company's name to a name to be determined by the board of directors.

         The actions taken require the approval of the holders of a majority of the shares of common stock, Series B Preferred Stock, and Series C Preferred Stock, voting together as a single class, present at the meeting of stockholders.

         Eugene Chiaramonte, our sole officer and director, is the record owner of 260,000 shares of our Series C Preferred Stock. Pursuant to the articles of amendment to articles of incorporation establishing the Class C Preferred Stock, on all matters submitted to a vote of the holders of the common stock, including, without limitation, the election of directors, a holder of shares of the Series C Preferred Stock shall be entitled to the number of votes on such matters equal to the product of (a) the number of shares of the Series C Preferred Stock held by such holder, (b) the number of issued and outstanding shares of our common stock, as of the record date for the vote, or, if no such record date is established, as of the date such vote is taken or any written consent of stockholders is solicited, and (c) 0.000008. Therefore, Mr. Chiaramonte has 497,211,449 votes at the special meeting of stockholders, and it is his intention to vote all of his shares in favor of each matter to be considered by the stockholders. As a result, we anticipate that the proposals will be approved and adopted at the meeting. We are required by applicable law to submit the matter to be considered to the vote of all stockholders.

NO DISSENTERS' RIGHTS

         Stockholders have no appraisal or dissenters' rights with respect to any of the transactions described in this proxy statement.

REVOCATION OF PROXIES

         A stockholder who has executed and returned a proxy may revoke it at any time before it is voted by executing and returning a proxy bearing a later date, by giving written notice of revocation to our Secretary, Eugene Chiaramonte, Jr., or by attending the special meeting and voting in person.

CHANGE IN CONTROL

         On January 12, 2007, we entered into an indemnity agreement with Eugene Chiaramonte, Jr., our President, Secretary, and sole director. Under the indemnity agreement, we issued 260,000 shares of our Series C Preferred Stock to Mr. Chiaramonte to indemnify him for a loss he incurred when he delivered a personal guarantee in connection with a loan agreement. Under the loan agreement, Mr. Chiaramonte personally guaranteed repayment of the loan and pledged 2,000,000 shares of our common stock held by him as collateral for the amounts loaned under the loan agreement. We eventually defaulted under the loan agreement, and the lender foreclosed on the shares which Mr. Chiaramonte had pledged. On the date of foreclosure, Mr. Chiaramonte's shares had a market value of approximately $260,000. The board of directors has determined that Mr. Chiaramonte delivered the guarantee and pledged the shares in the course and scope of his employment with us, as our director, and for our benefit. The board of directors has further determined that Mr. Chiaramonte's conduct was in good faith and that he reasonably believed that his conduct was in, or not opposed to, our best interests.

         Our board of directors authorized the creation of a series of preferred stock of the company to be known as Series C Preferred Stock, par value $0.001 per share. The conversion price at which shares of common stock shall be deliverable upon conversion of Series C Preferred Stock without the payment of any additional consideration by the holder thereof is the lesser of (i) $0.008 per share or (ii) 100% of the average of the 5 closing bid prices of the common stock immediately preceding such conversion date. Holders of the Series C Preferred Stock shall be entitled to receive dividends or other distributions with the holders of our common stock on an as converted basis when, as, and if declared by our board of directors. The holders of the Series C Preferred Stock shall also be entitled to receive, upon liquidation, an amount equal to $1.00 per share of the Series C Preferred Stock plus all declared but unpaid dividends with respect to such shares. The shares of Series C Preferred Stock are not redeemable.

         Pursuant to the articles of amendment to articles of incorporation establishing the Class C Preferred Stock, on all matters submitted to a vote of the holders of the common stock, including, without limitation, the election of directors, a holder of shares of the Series C Preferred Stock shall be entitled to the number of votes on such matters equal to the product of (a) the number of shares of the Series C Preferred Stock held by such holder, (b) the number of issued and outstanding shares of our common stock, as of the record date for the vote, or, if no such record date is established, as of the date such vote is taken or any written consent of stockholders is solicited, and (c) 0.000008.

         The issuance of the Series C Preferred Stock to Mr. Chiaramonte effectively transferred control of the company to Mr. Chiaramonte.

INTERESTS OF CERTAIN PERSONS IN THE RESTRUCTURING

         You should be aware that our sole director and executive officer, Eugene Chiaramonte, Jr., has interests in the proposals that are different from, or in addition to, or that might conflict with, the interests of our stockholders. The board of directors was aware of these interests and conflicts when they determined to approve the proposals. Because of our present financial condition, the interest of our stockholders and creditors may conflict in certain respects with each other.

         Mr. Chiaramonte is the holder of 260,000 shares of Series C Preferred Stock. By its terms, each share of Series C Preferred Stock is convertible into shares of common stock. The conversion price at which shares of common stock shall be deliverable upon conversion of Series C Preferred Stock without the payment of any additional consideration by Mr. Chiaramonte is the lesser of (i) $0.008 per share or (ii) 100% of the average of the 5 closing bid prices of the common stock immediately preceding such conversion date. As of the date hereof, we do not have a sufficient number of authorized shares of common stock to honor a request for conversion of Series C Preferred Stock from Mr. Chiaramonte, but the proposed amendment to the articles of incorporation would authorize a sufficient number of authorized shares of common stock to honor a request for conversion of Series C Preferred Stock from Mr. Chiaramonte. Mr. Chiaramonte has no current intention to convert any of his Series C Preferred Stock into shares of our common stock, although he reserves the right to effect a full or partial conversion at any time in the future should a sufficient number of shares be authorized.

                                  THE PROPOSALS

                                   PROPOSAL 1
                   AMENDMENT TO OUR ARTICLES OF INCORPORATION
           TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK
                TO 975,000,000 SHARES, PAR VALUE $0.001 PER SHARE


         On January 17, 2007, our board of directors unanimously adopted a resolution declaring it advisable to amend our articles of incorporation to increase the number of shares of common stock that we are authorized to issue from 250,000,000 to 975,000,000. Our board of directors further directed that this amendment to our articles of incorporation be submitted for consideration by our stockholders. In the event stockholders approve this proposal, we will file an amendment to our articles of incorporation with the Department of Commerce of the State of Utah. This amendment will become effective at the close of business on the date the amendment to the articles of incorporation is accepted for filing by the Department of Commerce of the State of Utah.

         A copy of the articles of amendment to the articles of incorporation, which we refer to as the "amendment" in this proxy statement, is attached to this proxy statement as Appendix A.

         Our articles of incorporation currently authorize 250,000,000 shares of common stock. Of the 250,000,000 shares of common stock authorized, as of January 16, 2007, 239,043,966 shares were outstanding. Authorizing an additional 725,000,000 shares of common stock would give our board of directors the express authority, without further action of the stockholders, to issue common stock from time to time as the board deems necessary. The board of directors believes it is necessary to have the ability to issue such additional shares of common stock for general corporate purposes. Potential uses of the additional authorized shares may include equity financings, issuance of options, acquisition transactions, stock dividends or distributions, without further action of the stockholders, unless such action were specifically required by applicable law or by or rules of any stock exchange or similar system on which our securities may then be listed. The board of directors chose such a large number of shares of authorized common stock because it wants significant flexibility to issue common stock in the future without having to seek stockholder approval in the future.

         We currently have outstanding Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock, all of which are convertible into shares of our common stock at the option of the holders thereof. In addition, we currently have outstanding a series of convertible promissory notes that are convertible into shares of our common stock at the option of the holders thereof. We also currently have outstanding various warrants to purchase shares of our common stock that are exerciseable at the option of the holders thereof. We are obligated to reserve and keep available out of our authorized but unissued common stock such number of shares of common stock as shall from time to time be sufficient to effect conversion of such preferred stock and convertible notes, and exercise of such warrants. We currently do not have a sufficient number of authorized but unissued shares of common stock to honor and such conversions or exercises. Upon the filing of the amendment, we anticipate that additional shares of our common stock will be issued pursuant to the terms of such preferred stock, convertible notes, and warrants, respectively.

         In addition, the board of directors believes that the proposed increase in the number of authorized shares of common stock the company by improving its flexibility in responding to future business needs and opportunities. The additional authorized shares could be used for possible future acquisitions, financings, stock dividends, and other proper corporate purposes.

         Within the limits imposed by applicable law, described below, shares of common stock could be issued in one or more transactions. Depending upon the nature and terms thereof, such a transaction or transactions could make a takeover of the company more difficult and, therefore, less likely. An issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of existing shares of common stock and diluting the stock ownership of persons seeking to obtain control of the company. Except as set forth above, the board of directors has no present plans, understandings, or agreements to issue the additional shares to be authorized.

         Our articles of incorporation currently provide that preferred stock may be issued in one or more series. Our board of directors is authorized to fix the number of shares of any series of preferred stock, to determine the designation of any such series and to determine the rights, preferences, privileges, qualifications and limitations of such preferred stock. Depending upon the nature and terms of any such designated and issued preferred stock, such issuance could make a takeover of our company more difficult and therefore, less likely. An issuance of any shares of preferred stock could have the effect of diluting the earnings per share and book value per share of existing shares of common stock. The board of directors has no present plans, understandings, or agreements to issue any additional preferred stock. Other than our preferred stock as discussed herein, there are no provisions of our articles, bylaws, employment agreements, or credit agreements that have material anti-takeover consequences.

         The board of directors does not currently intend to propose any amendments to our articles of incorporation which might be deemed to have the effect of discouraging takeover attempts, although such amendments or other programs may be considered by the board in the future if it believes the interests of the stockholders would be protected thereby. Management might be able to use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent shareholders. However, it should be noted that management currently holds the controlling voting rights of the company and considers a hostile takeover attempt very unlikely.

         Except for the increase of the number of authorized shares, the amendment to the articles authorizing the board of directors to effectuate a stock split or reverse stock split without stockholder approval, as discussed below, and the authorization of the board of directors to change the name of the company as discussed below, the proposed amendment would not change any of the provisions of our articles of incorporation. All shares of common stock or preferred stock, including the additional shares of common stock that will be authorized when the proposed amendment becomes effective, which are not issued and outstanding would be issuable at any time or from time to time by action of the board of directors without further authorization from stockholders, except to the extent that such further authorization is required by the terms of any agreements or securities into which we may hereafter enter or issue or applicable law.

         The additional shares of common stock which would be authorized by the proposed amendment would have the same rights and privileges as and otherwise be identical to the shares of common stock currently authorized and outstanding. Holders of our common stock have no preemptive rights and, as a result, existing stockholders would not have any preferential right to purchase any of the additional shares of common stock when issued.


                       THE BOARD OF DIRECTORS UNANIMOUSLY
                     RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                   PROPOSAL 2
                          AMENDMENT TO OUR ARTICLES OF
                         INCORPORATION TO AUTHORIZE OUR
                              BOARD OF DIRECTORS TO
                 EFFECTUATE A STOCK SPLIT OR REVERSE STOCK SPLIT
                          WITHOUT STOCKHOLDER APPROVAL

         On January 17, 2007, our board of directors unanimously adopted a resolution declaring it advisable to amend our articles of incorporation authorizing our board of directors to effectuate a stock split or reverse stock split without stockholder approval. Our board of directors further directed that this amendment to our articles of incorporation be submitted for consideration by our stockholders. In the event stockholders approve this proposal, we will file an amendment to our articles of incorporation with the Department of Commerce of the State of Utah. This amendment will become effective at the close of business on the date the amendment to the articles of incorporation is accepted for filing by the Department of Commerce of the State of Utah.

         A copy of the articles of amendment to the articles of incorporation, which we refer to as the "amendment" in this proxy statement, is attached to this proxy statement as Appendix A.

         The board of directors believes that an amendment to our articles of incorporation authorizing our board of directors to effectuate a stock split or reverse stock split without stockholder approval will provide flexibility for both our management and business. Under Utah law, a corporation can implement a stock split or reverse stock split of the corporation's stock by means of a resolution adopted by its board of directors so long as it does not require an amendment to the articles of incorporation. Authorization of a stock split or reverse stock split without stockholder approval is important to us, inasmuch as we will be able to change our outstanding capital stock to more efficiently meet our future needs. Presently, we need to go to the time and expense of having a stockholder's meeting in order to effectuate a stock split or reverse stock split. We must be able to quickly deal with situations calling for us to modify our capital structure. Although our management considers it possible that we may authorize a stock split or reverse stock split in the future, we do not have current plans to implement any such stock split or reverse stock split.


                       THE BOARD OF DIRECTORS UNANIMOUSLY
                     RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                   PROPOSAL 3
                     AUTHORIZATION TO THE BOARD OF DIRECTORS
                              TO CHANGE OUR NAME TO
                             A NAME TO BE DETERMINED
                            BY THE BOARD OF DIRECTORS

         On January 17, 2007, our board of directors unanimously adopted a resolution declaring it advisable to seek authorization from our stockholders to change the name of the company to a new name to be chosen in the discretion of our board of directors. This name change would require an additional amendment to our articles of incorporation. In the event stockholders approve this proposal, we would file another amendment to our articles of incorporation with the Department of Commerce of the State of Utah. This amendment will become effective at the close of business on the date the amendment to the articles of incorporation is accepted for filing by the Department of Commerce of the State of Utah.

         Our board of directors feels that a name change may be in our best interest in the future. Authorization of a name change without further stockholder approval is important to us, inasmuch as we will be able to change our name and corporate identity quickly. Presently, we need to go to the time and expense of having a stockholder's meeting in order to effectuate a name change. We desire to be able to quickly deal with situations calling for us to modify our name and corporate identity. Although our management considers it possible that we may change our name in the future, we do not have current plans to change our name.


                       THE BOARD OF DIRECTORS UNANIMOUSLY
                     RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of this report by the following persons:

          o each person who is known to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock;

          o    each of our directors and executive officers; and

          o    all of our directors and executive officers as a group.

                                                      Number Of Shares
              Name And Address                       Beneficially Owned       Percentage Owned
              ----------------                       ------------------       ----------------
   Eugene Chiaramonte, Jr........................        39,445,000 (1)             12.0%

   All directors and officers as a group.........        39,445,000                 12.0%

     (1) Includes 32,500,000 shares of common stock issuable upon conversion of 260,000 shares of Series C Preferred Stock. Mr. Chiaramonte is our President, Secretary, and sole director. Mr. Chiaramonte's address is 18B East 5th Street, Paterson, NJ 07524.

         Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from the date of this report and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from the date of this report.

                     ADDRESS OF PRINCIPAL EXECUTIVE OFFICER

         Our sole principal executive officer is Eugene Chiaramonte, Jr., our President and Secretary, whose mailing address is c/o Quest Minerals & Mining Corp., 18B East 5th Street, Paterson, NJ 07524.

                  STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

         To be eligible for inclusion in our proxy statement and form of proxy for our next annual meeting, stockholder proposals must be submitted in writing by the close of business on December 31, 2007 to Quest Minerals & Mining Corp., Eugene Chiaramonte, Jr., President and Secretary, 18B East 5th Street, Paterson, NJ 07524. If any proposal that is not submitted for inclusion in our next proxy (as described in the preceding paragraph) is instead sought to be presented directly at our next annual meeting, the proxies may vote in their discretion if
(a) we receive notice of the proposal before the close of business on December 31, 2007 and advise stockholders in our next proxy statement about the nature of the matter and how management intends to vote on such matter or (b) we do not receive notice of the proposal prior to the close of business on December, 31, 2007. Notices of intention to present proposals at our next annual meeting should be addressed to Eugene Chiaramonte, Jr., President and Secretary, Quest Minerals & Mining Corp., 18B East 5th Street, Paterson, NJ 07524.

                                  OTHER MATTERS

         Our board of directors does not intend to present, or have any reason to believe others will present, any items of business other than those stated above. If other matters are properly brought before the special meeting, the person named in the accompanying proxy will vote the shares represented by it in accordance with the recommendation of our board of directors.


                                  By Order of the Board of Directors




                                  Eugene Chiaramonte, Jr.
                                  President and Secretary

                                  January 29, 2007
                                  Paterson, NJ

                                    EXHIBIT A
                              ARTICLES OF AMENDMENT
                          TO ARTICLES OF INCORPORATION


        ATTACHMENT TO ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION
                        OF QUEST MINERALS & MINING CORP.

                         "Article IV - Authorized Shares
                         -------------------------------

The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is One Billion (1,000,000,000) of which Nine Hundred Seventy Five Million (975,000,000) shares will be designated Common Stock, with $0.001 par value; and Twenty Five Million (25,000,000) shares shall be designated $0.001 par value "Preferred Stock." Without further authorization from the stockholders, the board of Directors shall have the authority to divide and issue from time to time any or all of the Twenty Five Million (25,000,000) shares of such Preferred Stock into one or more series with such designations, preferences and relatives, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as may be designated by the Board of Directors, prior to the issuance of such series, and the Board of Directors is hereby expressly authorized to fix by resolutions only and without further action or approval, prior to such issuance, such designations, preferences and relatives, participating, optional or other special rights, or qualifications, limitations or restrictions, including, without limitation the date and times at which, and the rate, if any, or rates at which dividends on such series of Preferred Stock shall be paid; the rights, if any of the holders of such series of the Preferred Stock to vote and the manner of voting, except as otherwise provided by the law, the rights, if any, of the holders of shares of such series of Preferred Stock to convert the same into, or exchange the same for, other classes of stock of the Corporation, and the terms and conditions for such conversation or exchange, the redemption price or prices and the time at which, and the terms and conditions of which, the shares of such series of Preferred Stock upon the voluntary on involuntary liquidation, distribution or sales of assets, dissolution or winding up of the Corporation, and the terms of the sinking fund or redemption or purchase account, if any, to be provided for such series of Preferred Stock. The designations, preferences, and relative, participating, optional or other special rights, the qualifications, limitations or restrictions thereof, of each additional series, if any, may differ from those of any and all other series already outstanding. Further, the Board of Directors shall have the power to fix the number of shares constituting an classes or series and thereafter to increase or decrease the number of shares of any such class or series subsequent to the issue of shares of that class or series but not below the number of shares of that class or series then outstanding."

                         "Article XII - Recapitalization
                         -------------------------------

"The Corporation may, by resolution or resolutions of the board of directors and without approval or consent of the stockholders of the Corporation, adopt any recapitalization affecting the outstanding shares of capital stock of the corporation by effecting a forward or reverse split of all of the outstanding shares of any class of capital stock of the corporation, without correspondingly increasing or decreasing the number of authorized shares of such class or series, with appropriate adjustments to the Corporation's capital accounts, provided that the recapitalization does not require any amendment to the Articles of Incorporation of the corporation."

Appendix 1

                          QUEST MINERALS & MINING CORP.

                                  VOTE BY MAIL

     Mark, sign, and date your proxy card and return it in the postage paid envelope provided.

                           \*/ Please detach here \*/

The Board of Directors Recommends That You Vote FOR Each of the Proposals Below.


Proposal 1:     Approval of an Amendment to our Articles of               [ ] FOR      [ ] AGAINST
                Incorporation to increase the number of shares
                of common stock we are authorized to issue
                from 250,000,000 to 975,000,000

Proposal 2:     Approval of an Amendment to our Articles of               [ ] FOR      [ ] AGAINST
                Incorporation authorizing our board of
                directors to effectuate a stock split or
                reverse stock split without stockholder
                approval

Proposal 3:     Approval of a resolution authorizing our                  [ ] FOR      [ ] AGAINST
                directors to change the company's name to a
                name to be determined by the board of directors


(Instructions: To withhold authority to vote for any indicated nominee,   ____________________________________________________
write the number(s) of the nominee(s) in the box provided to the right.)
                                                                          ____________________________________________________


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL LISTED ABOVE.

Address Change? Mark Box
Indicate changes below:     [ ]         Dated  ____________________, 2007


                                        ________________________________________


                                        ________________________________________

                                        Signature(s) in Box (if there are
                                        co-owners, both must sign) PLEASE DATE
                                        AND SIGN ABOVE exactly as name appears
                                        at the left, indicating, where
                                        appropriate, office position or
                                        representative capacity. For stock held
                                        in joint tenancy, each joint owner
                                        should sign.

                          QUEST MINERALS & MINING CORP.

                                Meeting Location:

                             Spectrum Law Group, LLP
                           1900 Main Street, Suite 125
                            Irvine, California 92614

                                February 9, 2007
                             10:00 a.m. Pacific Time

Quest Minerals & Mining Corp.
18B East 5th Street
Paterson, New Jersey 07524 USA                                             PROXY

================================================================================

                               COMMON STOCK PROXY

      PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 9, 2007

The undersigned hereby appoints EUGENE CHIARAMONTE, JR., with full powers of substitution, as proxies to represent and vote, as designated below, all shares of Common Stock of Quest Minerals & Mining Corp., registered in the name of the undersigned at the Special Meeting of Stockholders of the Company to be held at Spectrum Law Group, LLP, 1900 Main Street, Suite 125, Irvine, California 92614 at 10:00 a.m. (Pacific Time) on February 9, 2007, and at any adjournment thereof, and the undersigned hereby revokes all proxies previously given with respect to the meeting.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                    See reverse side for voting instructions.